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PRICING SUPPLEMENT NO. 1-R 	                  Filed Pursuant to
DATED DECEMBER 7, 2000 TO			                  Rule 424(b)(5)
PROSPECTUS DATED NOVEMBER 9, 2000		           File No. 333-47464


                          CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series F
                Due 9 Months to 25 Years from date of issue



     Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000.


Aggregate Principal Amount:	             $ 1,185,000.00
Original Issue Date (Settlement Date):  	December 12, 2000
Stated Maturity Date:	                  	December 15, 2003
Issue Price to Public:	              	   100.00% of Principal Amount
Interest Rate:				                       7.750% Per Annum
Interest Payment Dates:	                 January 15 and monthly
                                    					thereafter Commencing
                                    					January 15, 2001

Survivor's Option	                       [X] Yes		[ ] No
Optional Redemption:		                   [ ] Yes		[X] No


                                    					Principal Amount of Notes
       	Agent			                         Solicited by Each Agent

J.W. Korth & Company		                   $ 1,185,000.00


                                         Per Note Sold by
                                         Agents To Public       Total

Issue Price:                             $  1,000.00        $1,185,000.00
Agent's Discount or Commission:          $      2.50        $    2,962.50
Maximum Dealer's Discount or
  Selling Concession:                    $     13.00        $   15,405.00
Proceeds to the Company:                 $    984.50        $1,166,632.50

CUSIP Number:  12589Q5K8